SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                               May 30, 2006
                               ------------
                              Date of Report
                    (Date of earliest event reported)


                       PROCESS TECHNOLOGY SYSTEMS, INC.
                       --------------------------------
           (Exact name of registrant as specified in its charter)


    Nevada                       000-29603                      91-2070995
    ------                       ---------                      ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                            6371 Richmond, #200
                            Houston, Texas 77057
                            --------------------
                   (Address of Principal Executive Offices)

                               (713) 266-8005
                               --------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement


     (a) Effective as of May 30, 2006, the Registrant, Process Technology Systems, Inc., a Nevada corporation ("Process," the "Company," "we," "our," "us" and words of similar import), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement" and the "Reorganization") among Process; W. Scott Thompson ("Thompson")and William A. Silvey, Jr. ("Silvey"), two of our current directors and executive officers (collectively, the "Process Shareholders"); Forster Drilling Corporation, a Nevada corporation ("Forster"); and the shareholders of Forster (the "Forster Shareholders").

     Under the Reorganization Agreement,

     1. The Forster Shareholders shall assign, transfer and convey at the Closing (as defined in the Reorganization Agreement) their respective shares of Forster common stock (the "Forster Stock") to Process in exchange for shares of Process common stock that are "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission ("Process Stock") to be issued at the rate of one share of Process Stock for one share of Forster Stock.

     2. Prior to closing, Forster has the right to sell up to 3,000,000 shares of its common stock at a price of $1.00 per share and may pay sales commissions of up to 7% cash and warrants to purchase up to 210,000 shares of its common stock. Any such shares issued will also be exchanged for shares of Process Stock at the same ratio that the Forster Shareholders will exchange for Process Stock or one share of Forster Stock for one share of Process Stock.

3. Thompson and Silvey shall indemnify, defend and hold harmless Process and Forster against any damage, loss, claim, liability, cost or expense, including reasonable fees and disbursements of counsel, accountants, experts and other consultants, arising prior to the date of the closing or resulting from, arising out of, or based upon any misstatement or omission from any representation by, or any breach of warranty, covenant or agreement of Process or the Process Shareholders contained in the Reorganization Agreement, including schedules, certificates and documents delivered by Process and/or Process Shareholders. The indemnification obligation shall terminate on May 30, 2007. Forster shall pay Thompson and Silvey the aggregate sum of $500,000 concurrently with the execution of the Indemnification Agreement, as consideration for entering into the Indemnification Agreement. All current outstanding liabilities of Process will first be paid from these proceeds, with the balance to be divided equally between Messrs. Thompson and Silvey.

     4. Certain Forster Shareholders have agreed to enter into a Lock-Up/Leak-Out Agreement (the "Forster Lock-Up Agreement") and to restrict the sale, assignment, transfer, conveyance, or hypothecation of the Process Stock that they receive under the Reorganization Agreement. Pursuant to the Forster Lock-Up Agreement, such Forster Shareholders have agreed that they may not sell, pledge, hypothecate, transfer, assign or in any other manner dispose of Process Stock for one year from the date of the Forster Lock-Up Agreement. Thereafter, such Forster Shareholders may sell, pledge, hypothecate, transfer, assign or in any other manner dispose of up to one twelfth of the Process Stock per month for each month, commencing one year after the closing, with all sales of these shares to be subject to resale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). Forster Shareholders acknowledge that the certificates representing the Process Stock will contain certain restrictive legends reflecting these resale restrictions and that these securities are "restricted securities" that must be sold in compliance with Rule 144, another available exemption from registration under the Securities Act or pursuant to an effective registration statement filed under the Securities Act.

     5. Certain Process Shareholders have agreed to enter into a Lock-Up/Leak-Out Agreement (the "Process Lock-Up Agreement") and to limit the sale, pledge, hypothecation, transfer, assignment or in any other manner the disposition of Process Stock to an amount equal to one twelfth of the Process Stock owned by such Process Shareholders per 30 day period commencing upon the date of the Process Lock-Up Agreement. All such shares must be sold in compliance with "broker's transactions" and "manner of sale" provisions of Rule 144, regardless of the satisfaction by these Process Shareholders of any holding periods of Rule 144, and be otherwise sold in compliance with Section 4(1) of the Securities Act in "routine trading transactions." Such Process Shareholders acknowledge that the certificates representing the Process Stock will contain certain restrictive legends reflecting these resale restrictions, and that these securities are "restricted securities" that must be sold in compliance with Rule 144, another available exemption from registration under the Securities Act or pursuant to an effective registration statement filed under the Securities Act.

6. Following the closing, the name of the Company will be changed to "Forster Drilling Corporation"; and the following persons will be named as officers and directors of the reorganized Process: Fred Forster III, CEO/President and Director; Scott Thompson, Secretary, and continuing as a Director; Fred Forster, Jr., Director; William A. Silvey, Jr., continuing as a Director; and then, the current officers and directors of Process shall resign, in seriatim, from any other capacities in which they currently serve with the Company.

     7. At least 80% of the Forster Shareholders shall have approved the Agreement prior to closing, which is set for June 16, 2006.

      Prior to the closing, the Process Shareholders will own approximately 2,000,000 shares of common stock of the Company. Following the closing, the Forster Shareholders will own up to 43,055,463 shares of common stock of the Company that are "restricted securities" as defined in Rule 144, which will include the 3,000,000 shares planned to be issued by Forster pursuant to paragraph 2 above. Accordingly, there will be up to 45,055,463 shares of the Company issued and outstanding on closing of the Reorganization.

The Company's Board of Directors unanimously approved the Reorganization and related agreements. Messrs. Silvey and Thompson are also shareholders of Forster; however, this relationship was disclosed to the Board of Directors of Process prior to the approval of the Reorganization Agreement.

A copy of the Reorganization Agreement, including all material exhibits and related instruments, accompanies this Current Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 9.01, Exhibit 2.1.

Item 9.01     Financial Statements and Exhibits.

     (c)(i) Registrant's Exhibits:

     Attached:
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      Exhibit No.          Description
      -----------          -----------

          2.1              Agreement and Plan of Reorganization


                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PROCESS TECHNOLOGY SYSTEMS, INC.

Date:  6/5/06                            /s/ William A. Silvey, Jr.
      --------------                    ------------------------
                                        William A. Silvey, Jr.
                                        President and Director